UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 10, 2018

EQUITABLE FINANCIAL CORP.

(Exact name of Registrant as specified in its charter)

Maryland	001-37489	32-0467709
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File No.)	Identification No.)

113 North Locust Street
Grand Island, Nebraska	68801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (308) 382-3136

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01            Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 10, 2018, the Board of Directors of Equitable Financial Corp. (the “Company”), the parent holding company of Equitable Bank, a Nebraska-based community bank headquartered in Grand Island, Nebraska, announced that it had notified The Nasdaq Stock Market of its intent to delist its common stock from the Nasdaq Capital Market on or about July 20, 2018.

A copy of the press release dated July 10, 2018 giving details associated with the voluntary delisting is attached as Exhibit 99 to this report

Item 9.01             Financial Statements and Exhibits.

(b)          Not applicable.

(c)          Not applicable.

(d)          Exhibits

Exhibit 99           Press Release dated July 10, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITABLE FINANCIAL CORP.

	By:	/s/ Thomas E. Gdowski
Thomas E. Gdowski
President and CEO

Dated: July 10, 2018